Exhibit 5.1

+1 202 663 6000 (t)

+1 202 663 6363 (f)

October 23, 2026

S&P Global Inc.

55 Water Street

New York, NY 10041

Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by S&P Global Inc., a New York corporation (the “Company”), and Standard & Poor’s Financial Services LLC, a Delaware limited liability company (the “Guarantor”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company and the Guarantor (the “Securities”):

i.	shares of common stock, $1.00 par value per share, of the Company (“Common Stock”);

ii.	shares of preferred stock, $1.00 par value per share, of the Company (“Preferred Stock”);

iii.	senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”), which Debt Securities may be guaranteed by the Guarantor (such guarantees of the Debt Securities issued by the Guarantor, the “Subsidiary Guarantees”);

iv.	warrants of the Company to purchase Common Stock, Preferred Stock, Debt Securities or other securities or rights (“Warrants”);

v.	purchase contracts obligating the Company or a holder to purchase or sell Common Stock, Preferred Stock, Debt Securities, currencies or commodities at a future date or dates (“Purchase Contracts”); and

vi.	units, consisting of one or more securities, including Purchase Contracts, Warrants, shares of Common Stock or Preferred Stock, Debt Securities or any combination thereof (“Units”),

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate offering price, as set forth in the Registration Statement, the base prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

October 23, 2026

We are acting as counsel for the Company and the Guarantor in connection with the filing of the Registration Statement. The Senior Debt Securities and the related Subsidiary Guarantees may be issued pursuant to a senior indenture (the “Senior Indenture”), dated as of May 26, 2015, among the Company, the Guarantor and U.S. Bank Trust Company, National Association, successor in interest to U.S. Bank National Association, a national banking association, as trustee (the “Senior Trustee”) and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Subordinated Debt Securities and the related Subsidiary Guarantees may be issued pursuant to a subordinated indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures,” and each individually, an “Indenture”) to be entered into among the Company, the Guarantor and a trustee to be named in such indenture, as trustee (the “Subordinated Trustee”) and duly qualified under the Trust Indenture Act. The preferences, limitations and relative rights of shares of any series of Preferred Stock will be set forth in a certificate of amendment (a “Certificate of Amendment”) to the Certificate of Incorporation (as defined below). The Purchase Contracts may be issued pursuant to a Purchase Contract Agreement (the “Purchase Contract Agreement”) to be entered into between the Company and a bank or trust company to be named, as purchase contract agent. The Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) to be entered into between the Company and a bank or trust company to be named, as unit agent. The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a bank or trust company to be named, as warrant agent.

We have examined and relied upon (i) signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto, (ii) the organizational documents of the Company and the Guarantor, including the Amended and Restated Certificate of Incorporation of the Company (as amended or restated from time to time, the “Certificate of Incorporation”), the Amended and Restated By-Laws of the Company (as amended or restated from time to time, the “Bylaws”), the Certificate of Formation of the Guarantor and the Amended and Restated Limited Liability Company Agreement of the Guarantor (as amended or restated from time to time), (iii) minutes of meetings and written consents of the stockholders and the board of directors of the Company, including duly authorized committees thereof, and of the sole member or members of the board of managers of the Guarantor (together with the Board of Directors of the Company, the “Boards” and each, a “Board”), as applicable, as provided to us by the Company and the Guarantor and (iv) such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company and the Guarantor.

October 23, 2026

We have relied as to certain matters on information obtained from public officials and officers of the Company and the Guarantor, and we have assumed (i) the Registration Statement will be effective and will comply with all applicable laws at the time Securities are offered or issued as contemplated by the Registration Statement; (ii) one or more prospectus supplements and term sheets, as applicable, will have been prepared and filed with the Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable prospectus supplement; (iv) in the case of Senior Debt Securities, (a) the Senior Indenture has been duly authorized, executed and delivered by the Senior Trustee, (b) any supplemental indenture relating to a series of Senior Debt Securities and any related Subsidiary Guarantee to be issued under the Senior Indenture will be duly authorized, executed and delivered by the Company, the Guarantor and the Senior Trustee and (c) the Senior Debt Securities will be duly authenticated by the Senior Trustee; (v) in the case of Subordinated Debt Securities, (a) any Subordinated Indenture will be duly authorized, executed and delivered by the Company, the Guarantor and the Subordinated Trustee, (b) any supplemental indenture relating to a series of Subordinated Debt Securities and any related Subsidiary Guarantee to be issued under the Subordinated Indenture will be duly authorized, executed and delivered by the Company, the Guarantor and the Subordinated Trustee, (c) the Subordinated Indenture will be duly qualified under the Trust Indenture Act and the Subordinated Trustee will be duly eligible to serve as trustee, and (d) the Subordinated Debt Securities will be duly authenticated by the Subordinated Trustee; (vi) any Purchase Contract Agreement, Unit Agreement or Warrant Agreement, as applicable, will be duly authorized, executed and delivered by all parties thereto other than the Company; (vii) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will be duly authorized, executed and delivered by all parties thereto other than the Company; (viii) any securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (ix) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance; (x) if issued in uncertificated form, valid book-entry notations for the issuance of the Common Stock or the Preferred Stock will have been duly made in the share register of the Company; (xi) at the time of the issuance and sale of the Securities, the Company will be validly existing as a corporation and in good standing under the laws of the State of New York; (xii) at the time of the issuance of any Subsidiary Guarantee, the Guarantor will be validly existing as a limited liability company and in good standing under the laws of the State of Delaware; and (xiii) any Purchase Contract Agreement, Unit Agreement or Warrant Agreement will be governed by the laws of the State of New York.

October 23, 2026

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company and the Guarantor. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company and the Guarantor, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or the Guarantor, or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of such Securities, the Board of the Company (or any committee thereof or any person acting pursuant to authority properly delegated to such person by such Board or committee) and the Board of the Guarantor shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of such Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, usury, fraudulent conveyance, fraudulent transfer or similar laws relating to or affecting the rights or remedies of creditors generally, (ii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing, (iii) general equitable principles, and (iv) acceleration of the Debt Securities which may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court. We also express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the Limited Liability Company Act of the State of Delaware.  We also express no opinion herein with respect to compliance by the Company or the Guarantor with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. We express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right, defense or counterclaim of the Company or the Guarantor, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) that provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages or limiting a party’s recovery of certain damages or losses, (ix) purporting to establish evidentiary standards or regarding standards for exercising rights and remedies or (x) relating to choice of law or consent to jurisdiction.

October 23, 2026

Based upon and subject to the foregoing, we are of the opinion that:

1.            With respect to the Senior Debt Securities, when (i) specifically authorized for issuance by proper action of the Board of the Company or an authorized committee thereof (the “Authorizing Resolutions”), (ii) the terms of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture and the Authorizing Resolutions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) such Senior Debt Securities have been duly executed by the Company and authenticated by the Senior Trustee in accordance with the Senior Indenture and delivered and sold as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with any applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable underwriting agreement or other purchase agreement, such Senior Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.            With respect to the Subordinated Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Subordinated Indenture has been duly authorized, executed and delivered by the Company, (iii) the terms of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture and the Authorizing Resolutions and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Subordinated Debt Securities have been duly executed by the Company and authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and delivered and sold as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with any applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable underwriting agreement or other purchase agreement, such Subordinated Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

October 23, 2026

3.            With respect to shares of Common Stock, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation, Bylaws and Authorizing Resolutions, (iii) the shares of Common Stock have been issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with any applicable underwriting or other purchase agreement or upon conversion or exercise of any Security offered under the Registration Statement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable.

4.            With respect to shares of any series of Preferred Stock, when (i) the Authorizing Resolutions have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including resolutions establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a Certificate of Amendment with respect to the series with the Department of State of the State of New York, (ii) such Certificate of Amendment has been duly filed with the Department of State of the State of New York, (iii) the terms of the issuance and sale of the series of Preferred Stock have been duly established in conformity with the Certificate of Incorporation, Bylaws and Authorizing Resolutions, (iv) the shares of the series of Preferred Stock have been issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with any applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and non-assessable.

5.            With respect to the Purchase Contracts, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the applicable Purchase Contract Agreement has been duly authorized, executed and delivered by the Company, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and the Authorizing Resolutions, (iv) the Purchase Contracts have been duly executed and delivered in accordance with the applicable Purchase Contract Agreement and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with any applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable underwriting agreement or other purchase agreement, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

October 23, 2026

6.            With respect to the Units, when (i) specifically authorized for issuance by Authorizing Resolutions, (ii) any applicable Unit Agreement has been duly authorized, executed and delivered by the Company, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with any applicable Unit Agreement and the Authorizing Resolutions, (iv) the Units have been duly executed and delivered in accordance with any applicable Unit Agreement and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with any applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable underwriting agreement or other purchase agreement, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.            With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) any applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered by the Company, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with any applicable Warrant Agreement and the Authorizing Resolutions, (iv) the Warrants have been duly executed by the Company and countersigned in accordance with any Warrant Agreement and Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement in accordance with any applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and any applicable underwriting agreement or other purchase agreement, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.            With respect to the Subsidiary Guarantees, when (i) the Debt Securities and the related Subsidiary Guarantees are specifically authorized for issuance by the Authorizing Resolutions and by proper action of the Board of the Guarantor, (ii) the terms of the Debt Securities and the related Subsidiary Guarantees and their issue and sale have been duly established in conformity with the applicable Indenture and assuming such terms and sale do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Guarantor and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Guarantor, (iii) such Subsidiary Guarantees have been duly executed by the Guarantor (including, if applicable, by notation on the Debt Securities) in accordance with the applicable Indenture and issued and sold as contemplated by the Registration Statement, the Prospectus and any applicable prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to the Debt Securities and the related Subsidiary Guarantees has been duly authorized and validly executed and delivered by the Guarantor, the Company and the other parties thereto, and (v) the Company has received the consideration provided for in the Authorizing Resolutions, such Subsidiary Guarantees will constitute valid and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their terms.

October 23, 2026

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Wilmer Cutler Pickering Hale and Dorr LLP

WILMER CUTLER PICKERING HALE AND DORR LLP